July 28, 2006


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:
We have read the statements made by Chartwell
Dividend and Income Fund, Inc (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR dated July
28,2006. We agree with the statements concerning our Firm in such Item 77K.
Yours very truly,

PricewaterhouseCoopers LLP



On March 15, 2006, the Funds Audit Committee
selected, and the Funds Board ratified the
selection of, Ernst & Young LLP (E&Y) to serve as
the Funds independent registered public accounting
firm for the fiscal year ending November 30, 2006.
During the Funds fiscal years ended November 30,
2005 and November 30, 2004 and subsequent interim
period ended March 15, 2006, neither the Fund nor
anyone on its behalf consulted with E&Y on items
which (i) concerned the application of accounting
principles to a specified transaction, either
completed or proposed, or the type of audit opinion
that might be rendered on the Funds financial
statements; or (ii) concerned the subject of a
disagreement (as defined in paragraph (a)(1)(iv) of
Item 304 of Regulation S-K) or reportable events (as
described in paragraph (a)(1)(iv) of said Item 304).
The selection of E&Y does not reflect any
disagreements with or dissatisfaction by the Fund or
the Board with the performance of the Funds prior
auditor, PricewaterhouseCoopers LLP (PwC). On March
2, 2006, PwC resigned as the Funds independent
registered public accounting firm effective upon the
Boards approval of the new registered public
accounting firm. PwCs reports on the Funds
financial statements for the fiscal years ended
November 30, 2005 and November 30, 2004 contained no
adverse opinion or disclaimer of opinion nor were
they qualified or modified as to uncertainty, audit
scope or accounting principles. During the Funds
fiscal years ended November 30, 2005 and November
30, 2004 and the subsequent interim period ended
March 15, 2006,
(i)	there were no disagreements with PwC on
any matter of accounting principles or
practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the Funds financial statements for such years, and (ii) there were no reportable events of the kind described in Item
304(a)(1)(v) of Regulation S-K.

The Fund has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated July 28, 2006, is filed as an Exhibit to this Form N-SAR.